Contact:	Shawn M. Guertin,

Chief Financial Officer

(301) 581-5701

Drew Asher

SVP, Corporate Finance

(301) 581-5717

Coventry Health Care Reports Second Quarter Earnings and Increases Full Year 2009 Guidance

GAAP Earnings of $0.12 per Diluted Share; Adjusted Earnings of $0.50 per Diluted Share

BETHESDA, Md. (July 28, 2009) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended June 30, 2009. Operating revenues totaled $3.5 billion for the quarter with GAAP net earnings of $18.4 million, or $0.12 per diluted share. Excluding the impact of the First Health Services Corporation (FHSC) goodwill impairment, which resulted in a net $55.4 million, or $0.38 per diluted share, non-cash charge in the second quarter, adjusted net earnings were $73.8 million, or $0.50 per diluted share(1).

Excluding the impact of the anticipated FHSC divestiture and related current quarter goodwill impairment, the Company is increasing its full year 2009 adjusted earnings per diluted share (EPS) guidance to a range of $1.85 to $1.95, an increase of $0.10 from the midpoint of the prior EPS range of $1.70 to $1.90. GAAP EPS for the full year is now expected to be in a range of $1.25 to $1.40 as, consistent with the FHSC divestiture announcement on June 5, 2009, the Company expects to record a largely non-cash full year charge of $0.55 to $0.60 per diluted share as a result of the transaction.

“I am pleased with the financial and operational progress made by the Company during the past six months,” said Allen F. Wise, chairman and chief executive officer of Coventry. “Coventry remains focused on continually improving our seven core businesses while we work to deliver on our 2009 commitments. While there is always more hard work to be done, we are making progress as evidenced by today’s increase to full year EPS guidance.”

Second Quarter Consolidated Highlights

•	Revenues increased 18.8% from the prior year quarter
•	Continued growth in all Medicare products
o	Medicare Coordinated Care Product (CCP) membership growth of 39% from the prior year quarter
•	Continued growth in Individual risk membership
•	Announced the divestiture of a non-core business, First Health Services Corporation, for $110.0 million in cash
•	Excellent liquidity position
o	Approximately $550 million of deployable free cash at the parent at quarter-end
o	Debt reduction of $95.7 million during the quarter
•	Strong investment portfolio
o	Portfolio in a net unrealized gain position at quarter-end
•	GAAP cash flows from operations were $120.3 million, or 163% of adjusted net income

1) The Company believes that adjusting earnings to remove the unfavorable impact of the non-recurring FHSC divestiture-related impairment charge provides a more meaningful measure of its on-going operating results. See page two for further details.

Selected Second Quarter Highlights

•

Health Plan Commercial Group Premium Yield & Medical Loss Ratio (MLR). Reported commercial premium yields rose to $299.79 PMPM (per member per month) in the quarter, an increase of 5.1% from the prior year quarter. The health plan commercial group risk MLR was 81.7% in the quarter, down 100 basis points from the prior year quarter.

•

Medicare Advantage Membership & MLR. As of June 30, 2009, Medicare Advantage membership was 511,000, an increase of 131,000 members year-to-date. Medicare Advantage CCP membership was 182,000, an increase of 6,000 members from the prior quarter and 45,000 members year-to-date. The Medicare Advantage MLR was 90.4% in the quarter, down 10 basis points from the prior quarter.

•

Medicare Part D Membership & MLR. As of June 30, 2009, Medicare Part D membership was 1,555,000, an increase of 54,000 members from the prior quarter and 624,000 members year-to-date. The Medicare Part D MLR was 89.9% in the quarter and 96.4% year-to-date, up 30 basis points from the prior year-to-date.

•	Medicaid Membership. As of June 30, 2009, Medicaid membership was 385,000, an increase of 10,000 members from the prior quarter.

•

First Health Services Corporation Divestiture. During the second quarter of 2009, the Company recorded a non-cash net charge of $55.4 million, or $0.38 per diluted share. This charge included a gross write down of $72.4 million of goodwill related to the divestiture of FHSC, net of a $17.0 million reduction to the Company’s income tax provision in accordance with intra-period tax allocation requirements. Assuming successful completion of the transaction, during the third quarter the Company is projecting an additional charge of approximately $0.17 to $0.22 per diluted share. The total expected charge on the FHSC divestiture of $0.55 to $0.60 per diluted share is consistent with the estimate previously provided when the transaction was announced on June 5, 2009. Furthermore, subsequent to closing of the transaction, the Company expects that the FHSC divestiture proceeds will be used for a combination of debt reduction and share repurchase resulting in a neutral impact to adjusted 2009 earnings per diluted share of $1.85 to $1.95.

2009 Full Year Guidance

Excluding the impact of the pending First Health Services Corporation divestiture:

•	Risk revenue of $12.45 billion to $12.70 billion
•	Management services revenue of $1.31 billion to $1.34 billion
•	Consolidated revenue of $13.76 billion to $14.04 billion
•	Consolidated MLR of 85.4% to 85.9%
•	Cost of sales expense of $225.0 million to $235.0 million
•	Selling, general, and administrative expense (SG&A) of $2.275 billion to $2.325 billion
•	Depreciation and amortization expense of $148.0 million to $154.0 million
•	Other income of $85.0 million to $91.0 million
•	Interest expense of $85.0 million to $90.0 million
•	Tax rate of 37.0% to 37.5%
•	Diluted share count of 147.0 million to 149.0 million
•	Excluding the FHSC divestiture impact, EPS on a diluted basis of $1.85 to $1.95

Impact of the pending FHSC divestiture (assumes transaction completion in third quarter):

•	One-time FHSC divestiture-related charge of approximately $0.55 to $0.60 per diluted share
o	$0.38 per diluted share charge incurred in the second quarter
o	$0.17 to $0.22 per diluted share charge expected to be incurred in the third quarter
•	Resulting GAAP full year EPS on a diluted basis of $1.25 to $1.40

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:00 a.m. ET on Tuesday, July 28, 2009. To listen to the call, dial toll-free at (877) 795-3649 or, for international callers, (719) 325-4756. Callers will be asked to identify themselves and their affiliations. The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission. A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 1238364.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2008 and Coventry’s Form 10-Q for the quarter ended March 31, 2009. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Operating revenues:
Managed care premiums	$ 3,201,919	$ 2,643,744	$ 6,442,731	$ 5,264,356
Management services	335,031	334,160	667,808	654,157
Total operating revenues	3,536,950	2,977,904	7,110,539	5,918,513

Operating expenses:
Medical costs	2,766,974	2,268,819	5,599,971	4,430,545
Cost of sales	58,020	47,406	115,896	84,749
Selling, general, administrative	566,694	496,756	1,140,843	1,005,185
Depreciation and amortization	35,935	38,603	71,588	77,391
Impairment of FHSC goodwill(2)	72,373	-	72,373	-
Total operating expenses	3,499,996	2,851,584	7,000,671	5,597,870

Operating earnings	36,954	126,320	109,868	320,643
Operating earnings percentage of total revenues	1.0%	4.2%	1.5%	5.4%

Interest expense	21,775	23,282	43,906	48,023
Other income, net	31,893	31,077	51,778	62,344

Earnings before income taxes	47,072	134,115	117,740	334,964

Provision for income taxes(3)	28,647	50,964	55,148	126,784
Net earnings	$ 18,425	$ 83,151	$ 62,592	$ 208,180

Net earnings per share, basic	$ 0.13	$ 0.55	$ 0.43	$ 1.38
Net earnings per share, diluted	$ 0.12	$ 0.55	$ 0.42	$ 1.36

Weighted average shares outstanding, basic	146,955	149,988	146,901	151,077
Weighted average shares outstanding, diluted	147,616	151,680	147,460	152,959

2) Goodwill impairment charge related to the pending divestiture of FHSC
3) Includes a $17.0 million reduction to the provision for income taxes related to the pending divestiture of FHSC

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30,	March 31,	December 31,
	2009	2009	2008
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,712,152	$1,585,092	$1,123,114
Short-term investments	112,677	216,642	338,129
Accounts receivable, net	280,292	283,686	293,636
Other receivables, net	607,359	533,434	524,803
Other current assets	186,651	156,225	130,808
Total current assets	2,899,131	2,775,079	2,410,490

Long-term investments	1,762,120	1,763,627	1,709,878
Property and equipment, net	292,690	301,457	308,016
Goodwill	2,622,479	2,694,861	2,695,025
Other intangible assets, net	513,209	529,689	546,168
Other long-term assets	34,430	37,365	57,821
Total assets	$8,124,059	$8,102,078	$7,727,398

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,752,969	$1,688,522	$1,446,391
Accounts payable and accrued liabilities	499,602	517,961	474,561
Deferred revenue	122,294	121,971	104,823
Total current liabilities	2,374,865	2,328,454	2,025,775

Long-term debt	1,806,842	1,902,569	1,902,472
Other long-term liabilities	416,286	370,816	368,482
Total liabilities	4,597,993	4,601,839	4,296,729

Stockholders’ equity	3,526,066	3,500,239	3,430,669

Total liabilities and stockholders’ equity	$8,124,059	$8,102,078	$7,727,398

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2009	June 30, 2009

Cash flows from operating activities:
Net earnings	$18,425	$62,592
Adjustments to earnings:
Depreciation and amortization	35,935	71,588
Amortization of stock compensation	10,295	23,779
Loss on FHSC goodwill impairment	72,373	72,373
Gain on repurchase of debt	(8,330)	(8,330)
Changes in assets and liabilities:
Accounts receivable, net	3,394	13,344
Medical liabilities	64,447	306,578
Accounts payable and other accrued liabilities	(22,771)	17,623
Deferred revenue	323	17,471
Other operating activities	(53,742)	(98,440)
Net cash flows from operating activities	120,349	478,578

Cash flows from investing activities:
Capital expenditures, net	(10,624)	(23,173)
Proceeds from investments, net of purchases	109,198	215,678
Proceeds from settlement of acquisitions	366	10,085
Net cash flows from investing activities	98,940	202,590

Cash flows from financing activities:
Proceeds from issuance of stock	362	479
Payments for repurchase of stock	(1,643)	(1,728)
Payments for retirement of debt	(87,020)	(87,020)
Tax provision for stock compensation	(3,928)	(3,861)
Net cash flows from financing activities	(92,229)	(92,130)

Net change in cash and cash equivalents for current period	127,060	589,038
Cash and cash equivalents at beginning of period	1,585,092	1,123,114
Cash and cash equivalents at end of period	$1,712,152	$1,712,152

Cash and Investments:
Cash and cash equivalents	$1,712,152	$1,712,152
Short-term investments	112,677	112,677
Long-term investments	1,762,120	1,762,120
Total cash and investments	$3,586,949	$3,586,949

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q2 2009	Q1 2009	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007
Membership by Product (000s)
Health Plan Commercial Risk	1,477	1,501		1,575	1,587	1,584	1,580	1,644
Health Plan Commercial ASO	697	702		714	720	765	761	750
Medicare Advantage CCP	182	176		137	134	131	127	117
Medicaid Risk	385	375		371	386	493	488	480
Health Plan Total	2,741	2,754		2,797	2,827	2,973	2,956	2,991

Medicare Advantage PFFS	329	318		243	243	241	192	166
Other National Risk	15	21		24	27	29	29	29
Other National ASO	571	575		633	641	645	646	783
Total Medical Membership	3,656	3,668		3,697	3,738	3,888	3,823	3,969

Medicare Part D	1,555	1,501		931	910	874	853	704

Total Membership	5,211	5,169		4,628	4,648	4,762	4,676	4,673

Revenues by Product Type (000s)
Commercial Risk	$1,310,645	$1,327,221	$5,421,984	$1,364,232	$1,362,956	$1,353,101	$1,341,695	$4,889,768
Commercial Management Services	83,675	83,810	352,369	97,108	86,672	82,446	86,143	410,071
Medicare Advantage	1,224,011	1,161,590	3,177,244	847,231	825,504	795,495	709,014	2,170,844
Medicaid Risk	263,039	260,838	1,087,189	259,926	260,060	285,024	282,179	928,259
Total Health Plan and	2,881,370	2,833,459	10,038,786	2,568,497	2,535,192	2,516,066	2,419,031	8,398,942
Medical Services Businesses
Medicare Part D	397,090	484,123	847,702	191,899	170,483	201,911	283,409	700,761
Other Premiums	23,746	23,957	64,783	22,916	18,937	15,193	7,737	-
Other Management Services	254,044	251,587	1,005,740	253,512	263,363	253,522	235,343	785,431
Total Specialized	674,880	759,667	1,918,225	468,327	452,783	470,626	526,489	1,486,192
Managed Care Businesses
Total Premiums	3,218,531	3,257,729	10,598,902	2,686,204	2,637,940	2,650,724	2,624,034	8,689,632
Total Management Services	337,719	335,397	1,358,109	350,620	350,035	335,968	321,486	1,195,502
Other/Eliminations	(19,300)	(19,537)	(43,365)	(16,976)	(12,690)	(8,788)	(4,912)	(5,603)
Total Revenue	$3,536,950	$3,573,589	$11,913,646	$3,019,848	$2,975,285	$2,977,904	$2,940,608	$9,879,531

Consolidated Coventry
Operating Income % of Revenues	1.0%	2.0%	5.2%	4.3%	5.6%	4.2%	6.6%	9.4%

SGA % of Revenues	16.0%	16.1%	17.5%	18.5%	17.3%	16.7%	17.3%	18.1%

Total Medical Liabilities (000s)	$1,413,243	$1,416,735		$1,243,620	$1,209,560	$1,126,396	$1,027,194	$ 996,859
Days in Claims Payable (DCP)	54.07	55.11		54.75	54.94	49.69	50.71	50.82

Total Debt (millions)	$ 1,806.8	$ 1,902.6		$ 1,902.5	$ 1,472.3	$ 1,472.3	$ 1,662.1	$ 1,662.0
Total Capital (millions)	$ 5,332.9	$ 5,402.8		$ 5,333.1	$ 4,779.3	$ 4,789.0	$ 4,949.5	$ 4,963.5
Debt to Capital	33.9%	35.2%		35.7%	30.8%	30.7%	33.6%	33.5%

COVENTRY HEALTH CARE, INC.

SELECTED REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q2 2009	Q1 2009	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007
Revenue PMPM
Health Plan Commercial Group Risk	$299.79	$296.36	$286.30	$289.71	$286.73	$285.32	$ 283.50	$ 273.76
Medicare Advantage(4)	$857.05	$860.46	$862.60	$862.79	$856.90	$879.79	$ 849.60	$ 837.69
Medicare Part D(5)	$85.27	$ 84.35	$ 88.34	$ 89.16	$ 85.64	$ 89.92	$ 88.64	$ 99.57
Medicaid Risk	$230.27	$231.93	$208.50	$228.33	$226.08	$193.59	$ 194.16	$ 183.77

MLR %
Consolidated Total	86.4%	87.4%	84.0%	83.8%	83.8%	85.8%	82.5%	79.6%

Health Plan Commercial Group Risk	81.7%	80.9%	81.7%	83.2%	82.3%	82.7%	78.8%	78.3%
Medicare Advantage	90.4%	90.5%	89.0%	90.9%	88.4%	93.2%	82.8%	80.5%
Medicare Part D	89.9%	101.8%	84.1%	58.8%	78.5%	86.0%	103.2%	78.1%
Medicaid Risk	90.2%	88.3%	85.3%	85.9%	84.2%	86.4%	84.4%	87.3%

Explanatory Notes

4)	Revenue PMPM excludes the impact of revenue ceded to external parties.

5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.